Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES ANNOUNCES RECORD THIRD QUARTER EARNINGS

QUARTERLY ADJUSTED EPS 22% INCREASE OVER PRIOR YEAR

Calhoun, Georgia, November 5, 2015 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2015 third quarter net earnings of $215 million and diluted earnings per share (EPS) of $2.89. Excluding restructuring and acquisition charges, net earnings were $222 million and EPS was $2.98, a 22% increase over last year’s third quarter adjusted EPS and the highest adjusted quarterly EPS in the company’s history. Net sales for the third quarter of 2015 were $2.2 billion, up 8% versus the prior year’s third quarter or a 15% increase on a constant currency exchange rate basis. For the third quarter of 2014, net sales were $2.0 billion, net earnings were $151 million and EPS was $2.06; excluding restructuring and acquisition charges, net earnings were $179 million and EPS was $2.44.
For the nine months ending October 3, 2015, net sales were $6.1 billion, an increase of approximately 4% versus prior year or an increase of approximately 11% on a constant currency exchange rate basis. Net earnings and EPS for the nine-month period were $424 million and $5.73, respectively. Net earnings excluding restructuring and acquisition charges were $546 million and adjusted EPS was $7.38, an increase of 26% over the nine-month period adjusted EPS result in 2014. For the nine-months ending September 27, 2014, net sales were $5.9 billion, net earnings were $385 million and EPS was $5.25; excluding restructuring and acquisition charges, net earnings and EPS were $431 million and $5.88.
Commenting on Mohawk Industries’ third quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “In addition to our record earnings per share, our adjusted operating income reached a record level at $309 million, up 30% over the same quarter last year. All segments contributed to our sales and operating income improvements. Our new segment structure that we announced last quarter has benefited our performance, enabling us to optimize our regional businesses by enhancing our product offerings, manufacturing assets and distribution strategies. During the period, we made significant progress in aligning our IVC acquisition with our European and U.S. flooring businesses and our KAI acquisition with our European ceramic operations. We are introducing products to take advantage of the unique capabilities and customer relationships of each organization. As we leverage the strength of these businesses, we anticipate greater market penetration and continued earnings growth in the future.”
“For the quarter, our Global Ceramic segment sales were up 2% as reported. On a constant exchange rate basis, sales grew 11% and adjusted operating income rose 15% versus prior year with adjusted operating margin increasing to 15% as a result of improved productivity, volume, price and mix and the KAI acquisition partially offset by currency headwinds. Our U.S. ceramic sales continued to improve, as we increased our investments in new products, additional sales representatives and new service centers and galleries. The residential new construction sector remains the strongest part of our U.S. ceramic business. To satisfy increased demand in the U.S. market, we have begun importing ceramic tile from both our Russian and Bulgarian businesses, leveraging our global footprint to optimize our profitability. Growth in the Mexican ceramic market remains strong as we improved our position, and we are adding new sales representatives to expand our distribution base in all channels. In Europe, our ceramic sales are outpacing the market. We are benefiting from the upgraded assets at our manufacturing facilities, which are increasing our competitiveness and yielding more differentiated products, such as 3-dimensional wall tiles, hexagons and brick visuals. Our Bulgarian ceramic business is increasing its product mix, improving its manufacturing and expanding sales outside the local market. Though Russia is in a recession, we are increasing our share of the ceramic market. Our sales in Russia grew on a local basis, though our margin contracted as inflation outpaced our price increases.
“During the quarter, our Flooring North America segment’s sales were up 8% over last year with adjusted operating income increasing 41%. The adjusted operating margin increased to almost 14% due to improved volume, productivity, input costs and the IVC acquisition partially offset by price and mix. The new structure of our North American carpet and hard surface businesses is improving our performance as we leverage the strength of our brands, marketing strategies and customer relationships across all categories. During the period, we increased our investments in sales personnel, merchandising and promotions in both carpet and hard surfaces categories to enhance our position in the marketplace. In our carpet business, we are beginning to see improved margin from our recent product introductions and the expansion of our Karastan customer base. Our commercial carpet margins continue to expand with the introduction of more stylized products, improved manufacturing efficiencies and enhanced service. We are improving our efficiency and reducing costs by closing two commercial carpet plants and consolidating the operations. Our rug sales and margins were up during the period as our new product introductions gained traction in the market. Sales of our hard surface products are growing faster than carpet across all channels, with builder and commercial sectors expanding the fastest. Our sheet vinyl and LVT sales continue to grow, and we are introducing new Mohawk branded products from IVC to expand our vinyl offering in all channels.
“For the quarter, our Flooring Rest of the World segment’s sales rose 24% as reported or 41% on a constant exchange rate with adjusted operating income improving 48% over the prior year. The adjusted operating margin increased to almost 16% due to improved volume, input costs and the IVC acquisition partially offset by currency headwinds. Our laminate sales increased during the period, and our new product collection is one of our most successful ever due to its differentiated features and performance benefits such as our water resistant technology that is unique to the marketplace. Our wood sales improved along with our mix as we enhanced our Quick-Step and Pergo products with matt finishes, rustic visuals and brushed planks. Our vinyl business also improved with significant growth in LVT. We are introducing new LVT sizes with embossing, enhanced scratch resistance and superior click installation systems to add more value to our offering and participate in the commercial sector. As our Russian sheet vinyl business declined, we increased sales in other geographies to fully utilize our capacity. Our non-flooring product categories are up slightly with improving margins due to some relief in material costs. One of our chip board lines experienced an unplanned stop and will be down for four weeks, impacting operating income by approximately $3-4 million in our fourth quarter.
“Mohawk’s performance benefited from strategic acquisitions, new investments in sales and operations and improved manufacturing and logistics. The U.S. residential and commercial flooring markets have improved throughout 2015, with hard surface sales growing faster. Looking to the fourth quarter, we anticipate that the U.S. economy will continue its gradual growth. We expect year-over-year margin growth to continue in all segments as a result of our strategies and acquisitions. We are selectively increasing our SG&A relative to sales to optimize future market share. Our recent acquisitions are being integrated into our businesses and are positively impacting our earnings. The costs associated with new plant start-ups, interruption of our board production and four fewer days will be absorbed in the period. Taking all these factors into account, our guidance for the fourth quarter is $2.66 - $2.75 per share, which would be a 17 -21% increase over 2014, excluding any restructuring charges. Our fourth quarter earnings guidance would have been approximately $0.15 per share higher on a constant exchange rate relative to last year.”

ABOUT MOHAWK INDUSTRIES

Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, IVC, Karastan, Lees, Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, November 6, 2015 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 53645820. A replay will be available until Friday, December 4, 2015 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 53645820.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014

Net sales	$2,150,656	1,990,658	6,073,566	5,852,000
Cost of sales	1,489,252	1,434,236	4,285,090	4,239,411
Gross profit	661,404	556,422	1,788,476	1,612,589
Selling, general and administrative expenses	372,670	342,729	1,200,152	1,045,913
Operating income	288,734	213,693	588,324	566,676
Interest expense	19,319	34,786	52,606	77,584
Other expense (income), net	4,249	(2,374)	6,094	961
Earnings from continuing operations before income taxes	265,166	181,281	529,624	488,131
Income tax expense	49,463	30,021	104,643	102,957
Net earnings including noncontrolling interest	215,703	151,260	424,981	385,174
Net earnings attributable to noncontrolling interest	798	(6)	1,238	77
Net earnings attributable to Mohawk Industries, Inc.	$214,905	151,266	423,743	385,097

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.91	2.08	5.77	5.29
Weighted-average common shares outstanding - basic	73,915	72,864	73,384	72,814

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.89	2.06	5.73	5.25
Weighted-average common shares outstanding - diluted	74,438	73,376	73,907	73,332

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$94,955	85,167	268,622	249,905
Capital expenditures	$123,648	141,883	352,070	391,580

Consolidated Balance Sheet Data
(Amounts in thousands)
	October 3, 2015	September 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$110,716	105,569
Receivables, net	1,340,650	1,209,557
Inventories	1,621,154	1,640,487
Prepaid expenses and other current assets	273,775	275,981
Deferred income taxes	152,899	137,220
Total current assets	3,499,194	3,368,814
Property, plant and equipment, net	3,046,491	2,772,722
Goodwill	2,280,722	1,668,520
Intangible assets, net	918,655	746,304
Deferred income taxes and other non-current assets	319,420	145,100
Total assets	$10,064,482	8,701,460
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,927,815	583,495
Accounts payable and accrued expenses	1,371,969	1,247,862
Total current liabilities	3,299,784	1,831,357
Long-term debt, less current portion	1,263,176	1,806,821
Deferred income taxes and other long-term liabilities	723,489	486,764
Total liabilities	5,286,449	4,124,942
Redeemable noncontrolling interest	22,150	—
Total stockholders' equity	4,755,883	4,576,518
Total liabilities and stockholders' equity	$10,064,482	8,701,460

Segment Information	Three Months Ended		As of or for the Nine Months Ended
(Amounts in thousands)	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014

Net sales:
Global Ceramic	$791,538	779,842	2,301,168	2,271,660
Flooring NA	955,099	886,317	2,722,347	2,562,560
Flooring ROW	404,026	326,146	1,050,390	1,021,951
Intersegment sales	(7)	(1,647)	(339)	(4,171)
Consolidated net sales	$2,150,656	1,990,658	6,073,566	5,852,000

Operating income (loss):
Global Ceramic	$120,055	101,254	326,571	268,320
Flooring NA	125,910	83,623	145,861	207,578
Flooring ROW	55,471	35,046	153,164	113,909
Corporate and eliminations	(12,702)	(6,230)	(37,272)	(23,131)
Consolidated operating income	$288,734	213,693	588,324	566,676

Assets:
Global Ceramic			$3,938,242	3,788,164
Flooring NA			3,195,904	2,641,171
Flooring ROW			2,699,255	2,033,718
Corporate and eliminations			231,081	238,407
Consolidated assets			$10,064,482	8,701,460

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net earnings attributable to Mohawk Industries, Inc.	$214,905	151,266	423,743	385,097
Adjusting items:
Restructuring, acquisition and integration-related and other costs	12,770	14,013	43,784	36,907
Acquisitions purchase accounting (inventory step-up)	7,160	—	13,316	—
Legal settlement and reserves	—	10,000	127,000	10,000
Bond redemption	—	15,450	—	15,450
Deferred loan costs	—	1,080	651	1,080
Income taxes	(12,940)	(12,792)	(62,984)	(17,412)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$221,895	179,017	545,510	431,122

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.98	2.44	7.38	5.88
Weighted-average common shares outstanding - diluted	74,438	73,376	73,907	73,332

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
October 3, 2015
Current portion of long-term debt and commercial paper	$1,927,815
Long-term debt, less current portion	1,263,176
Less: Cash and cash equivalents	110,716
Net Debt	$3,080,275

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	December 31, 2014	April 4, 2015	July 4, 2015	October 3, 2015	October 3, 2015
Operating income	$206,120	43,774	255,816	288,734	794,444
Other (expense) income	(9,737)	1,083	(2,928)	(4,249)	(15,831)
Net (earnings) loss attributable to non-controlling interest	(212)	(158)	(282)	(798)	(1,450)
Depreciation and amortization	95,665	85,656	88,011	94,955	364,287
EBITDA	291,836	130,355	340,617	378,642	1,141,450
Restructuring, acquisition and integration-related and other costs	21,859	8,169	17,275	11,690	58,993
Acquisitions purchase accounting (inventory step-up)	—	—	6,156	7,160	13,316
Legal settlement and reserves	—	125,000	—	—	125,000
Adjusted EBITDA	$313,695	263,524	364,048	397,492	1,338,759

Net Debt to Adjusted EBITDA					2.3

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net sales	$2,150,656	1,990,658	6,073,566	5,852,000
Adjustment to net sales on a constant exchange rate	131,068	—	408,745	—
Net sales on a constant exchange rate	$2,281,724	1,990,658	6,482,311	5,852,000

Reconciliation of 2015 Net Sales to Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q3 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
	October 3, 2015	September 27, 2014
Net sales	$2,150,656	1,990,658
Adjustment to net sales on a constant exchange rate	131,068	—
Less: 2015 Q3 impact of acquisition volume	(178,560)	—
2015 proforma net sales on a constant exchange rate excluding acquisition volume	$2,103,164	1,990,658

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	October 3, 2015	September 27, 2014
Net sales	$791,538	779,842
Adjustment to segment net sales on a constant exchange rate	75,785	—
Segment net sales on a constant exchange rate	$867,323	779,842

Reconciliation of 2015 Segment Net Sales to Segment Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q3 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Global Ceramic	October 3, 2015	September 27, 2014
Net sales	$791,538	779,842
Adjustment to segment net sales on a constant exchange rate	75,785	—
Less: 2015 Q3 impact of acquisition volume	(26,827)	—
2015 Segment pro forma net sales on a constant exchange rate excluding acquisition volume	$840,496	779,842

Reconciliation of 2015 Segment Net Sales to Segment Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q3 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring NA	October 3, 2015	September 27, 2014
Net sales	$955,099	886,317
Adjustment to segment net sales on a constant exchange rate	—	—
Less: 2015 Q3 impact of acquisition volume	(37,779)	—
2015 Segment pro forma net sales on a constant exchange rate excluding acquisition volume	$917,320	886,317

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	October 3, 2015	September 27, 2014
Net sales	$404,026	326,146
Adjustment to segment net sales on a constant exchange rate	55,283	—
Segment net sales on a constant exchange rate	$459,309	326,146

Reconciliation of 2015 Segment Net Sales to Segment Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q3 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW	October 3, 2015	September 27, 2014
Net sales	$404,026	326,146
Adjustment to segment net sales on a constant exchange rate	55,283	—
Less: 2015 Q3 impact of acquisition volume	(113,955)	—
2015 Segment pro forma net sales on a constant exchange rate excluding acquisition volume	$345,354	326,146

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	October 3, 2015	September 27, 2014
Gross Profit	$661,404	556,422
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	7,291	7,261
Acquisitions purchase accounting (inventory step-up)	7,160	—
Adjusted gross profit	$675,855	563,683
Adjusted gross profit as a percent of net sales	31.4%	28.3%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	October 3, 2015	September 27, 2014
Selling, general and administrative expenses	$372,670	342,729
Adjustment to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(5,479)	(6,752)
Legal settlement and reserves	—	(10,000)
Adjusted selling, general and administrative expenses	$367,191	325,977
Adjusted selling, general and administrative expenses as a percent of net sales	17.1%	16.4%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	October 3, 2015	September 27, 2014
Operating income	$288,734	213,693
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	12,770	14,013
Legal settlement and reserves	—	10,000
Acquisitions purchase accounting (inventory step-up)	7,160	—
Adjusted operating income	$308,664	237,706
Adjusted operating income as a percent of net sales	14.4%	11.9%

Reconciliation of Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	October 3, 2015	September 27, 2014
Operating income	$288,734	213,693
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	12,770	14,013
Legal settlement and reserves	—	10,000
Acquisitions purchase accounting (inventory step-up)	7,160	—
Adjustment to operating income on a constant exchange rate	21,392	—
Adjusted operating income on a constant exchange rate	$330,056	237,706

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	October 3, 2015	September 27, 2014
Operating income	$120,055	101,254
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	118	4,248
Acquisitions purchase accounting (inventory step-up)	949	—
Adjusted segment operating income	$121,122	105,502
Adjusted operating income as a percent of net sales	15.3%	13.5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	October 3, 2015	September 27, 2014
Operating income	$120,055	101,254
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	118	4,248
Acquisitions purchase accounting (inventory step-up)	949	—
Adjustment to operating income on a constant exchange rate	12,701	—
Adjusted segment operating income on a constant exchange rate	$133,823	105,502

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	October 3, 2015	September 27, 2014
Operating income	$125,910	83,623
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	5,148	10,578
Acquisitions purchase accounting (inventory step-up)	1,527	—
Adjusted segment operating income	$132,585	94,201
Adjusted operating income as a percent of net sales	13.9%	10.6%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	October 3, 2015	September 27, 2014
Operating income	$55,471	35,046
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	4,030	8,437
Acquisitions purchase accounting (inventory step-up)	4,683	—
Adjusted segment operating income	$64,184	43,483
Adjusted operating income as a percent of net sales	15.9%	13.3%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	October 3, 2015	September 27, 2014
Operating income	$55,471	35,046
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	4,030	8,437
Acquisitions purchase accounting (inventory step-up)	4,683	—
Adjustment to operating income on a constant exchange rate	8,691	—
Adjusted segment operating income on a constant exchange rate	$72,875	43,483

Reconciliation of Earnings from Continuing Operations Including Noncontrolling Interest Before Income Taxes to Adjusted Earnings from Continuing Operations Including Noncontrolling Interest Before Income Taxes

(Amounts in thousands)
	Three Months Ended
	October 3, 2015	September 27, 2014
Earnings before income taxes	$265,166	181,281
Noncontrolling interest	(798)	6
Adjustments from continuing operations before income taxes:
Restructuring, acquisition and integration-related & other costs	12,770	14,013
Acquisitions purchase accounting (inventory step-up)	7,160	—
Legal settlement and reserves	—	10,000
Bond redemption	—	15,450
Deferred loan costs	—	1,080
Adjusted earnings before income taxes	$284,298	221,830

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	October 3, 2015	September 27, 2014
Income tax expense	$49,463	30,021
Income tax effect of adjusting items	12,940	12,792
Adjusted income tax expense	$62,403	42,813

Adjusted income tax rate	21.9%	19.3%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition, integration-related and other costs, legal settlement and reserves, and acquisitions purchase accounting (inventory step-up) is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.